UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

November 5, 2026

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion, on November 6, 2026 (the “Closing Date”), of FOX Corporation’s (“FOX” or the “Company”) previously announced acquisition of Roku, Inc., a Delaware corporation (“Roku”), pursuant to the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of June 14, 2026, by and among the Company, Falcon Merger Sub 1, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub 1”), Falcon Merger Sub 2, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub 2”), and Roku.

Pursuant to the Merger Agreement, on the Closing Date, (i) Merger Sub 1 was merged with and into Roku (the “First Merger”), with Roku continuing as the surviving corporation (the “Surviving Corporation”) and becoming a wholly owned subsidiary of the Company, and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the Surviving Corporation was merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity in the Second Merger and as a wholly owned subsidiary of the Company and being renamed “Roku, LLC.”

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Agreement

On November 5, 2026, the Company entered into an Amended and Restated Term Loan Agreement (the “Amended and Restated Term Loan Agreement”), among the Company, as borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent, which amends and restates in its entirety the Company’s existing Term Loan Agreement, dated as of June 30, 2026 (the “Term Loan Agreement”), by and among the Company, as borrower, the lenders party thereto and Morgan Stanley, as administrative agent.

The Amended and Restated Term Loan Agreement amended the Term Loan Agreement to, among other things, (i) increase the commitments thereunder from $1.0 billion to $2.0 billion, (ii) remove the ability of the Company to incur additional term loans thereunder and (iii) permit full cash netting in connection with the calculation of the financial covenant contained therein.

On the Closing Date, the Company borrowed $2.0 billion of term loans under the Amended and Restated Term Loan Agreement, the proceeds of which were used to pay a portion of the cash consideration and other amounts payable in connection with the Mergers.

Bridge Credit Agreement

On November 5, 2026, the Company entered into a bridge credit agreement (the “Bridge Credit Agreement”), among the Company, as Borrower, the lenders party thereto (the “Bridge Lenders”) and Morgan Stanley, as administrative agent, pursuant to which the Bridge Lenders party thereto committed to provide, contingent upon the consummation of the Mergers and certain other customary conditions to funding, a senior unsecured bridge facility in an aggregate principal amount of $8.4 billion (the “Bridge Facility”). On the Closing Date, the Company borrowed $8.4 billion of loans under the Bridge Facility, the proceeds of which were used to pay a portion of the cash consideration and other amounts payable in connection with the Mergers.

The Bridge Facility matures on the date that is 364 days after the Closing Date. The Company may prepay, in whole or in part, any amounts of the Bridge Facility at any time.

The loans under the Bridge Facility will bear interest, at the Company’s option, at either (1) the Base Rate (as defined in the Bridge Credit Agreement) which is a fluctuating interest rate per annum equal to the sum of (a) the highest of (i) the prime rate, (ii) the Federal Funds Rate (as defined in the Bridge Credit Agreement) plus 0.50% or (iii) the Term SOFR (as defined in the Bridge Credit Agreement) for a one-month interest period plus 1.00% plus (b) the applicable margin for Base Rate loans, or (2) the sum of (a) the Term SOFR (as defined in the Bridge Credit Agreement) plus (b) the applicable margin for Term SOFR loans. The applicable margins for Base Rate loans and Term SOFR loans are based on the Company’s long-term senior unsecured non-credit enhanced debt ratings.

Under the Bridge Credit Agreement, the Company is required to pay a commitment fee on the unused commitments under the Bridge Credit Agreement based on the Company’s long-term senior unsecured non-credit enhanced debt ratings. The commitment fee accrues during the period commencing on November 5, 2026 and ending on the date on which the commitments under the Bridge Credit Agreement terminate (including as a result of the funding thereof).

The Bridge Credit Agreement contains customary affirmative and negative covenants, each with customary exceptions. Additionally, the Bridge Credit Agreement requires the Company to maintain an operating income leverage ratio of 4.5 to 1.0, subject to increase for four quarters in certain situations in connection with material acquisitions.

In addition to Morgan Stanley, as Administrative Agent and a Bridge Lender, the members of the syndicate include: Citibank, N.A., Deutsche Bank AG New York Branch, Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., and/or their respective affiliates as Bridge Lenders. In the ordinary course of their respective businesses, one or more of the Bridge Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into or may enter into in the future certain engagements with one or more Bridge Lenders or their affiliates relating to specific endeavors.

Revolving Credit Agreement

On November 6, 2026, the Company entered into a credit agreement (the “Revolving Credit Agreement”), among the Company, as Borrower, the lenders party thereto (the “Revolving Lenders”), the issuing banks party thereto and Citibank, N.A., as administrative agent.

The Revolving Credit Agreement consists of a $1.5 billion five-year unsecured revolving credit facility (which the Company may request to increase to $2.25 billion), with a sublimit of $150.0 million available for the issuance of letters of credit denominated in U.S. dollars. Funds from the Revolving Credit Agreement are available for the general corporate purposes of the Company and its subsidiaries. The maturity date is November 6, 2031, which may, under certain circumstances, be extended for up to two additional one-year periods at the Company’s request. The Company may terminate the unused portion of the credit facility commitments under the Revolving Credit Agreement in whole or in part at any time during the term of the Revolving Credit Agreement. Once terminated, a commitment may not be reinstated.

Any advance by the Revolving Lenders to the Company as part of a borrowing under the Revolving Credit Agreement may be available, at the Company’s option, at either (1) the Base Rate (as defined in the Revolving Credit Agreement), which is a fluctuating interest rate per annum equal to the sum of (a) the highest of (i) the prime rate, (ii) the Federal Funds Rate (as defined in the Revolving Credit Agreement) plus 0.50% or (iii) the Term SOFR (as defined in the Revolving Credit Agreement) for a one-month interest period plus 1.00%, plus (b) the applicable margin for Base Rate advances, or (2) the sum of (a) the Term SOFR (as defined in the Revolving Credit Agreement), plus (b) the applicable margin for Term SOFR advances. The applicable margins for Base Rate advances and Term SOFR advances are based on the Company’s long-term senior unsecured non-credit enhanced debt ratings.

Under the Revolving Credit Agreement, the Company is required to pay a facility fee based on the Company’s long-term senior unsecured non-credit enhanced debt ratings.

The Revolving Credit Agreement contains customary affirmative and negative covenants, each with customary exceptions. Additionally, the Revolving Credit Agreement requires the Company to maintain an operating income leverage ratio of 4.5 to 1.0, subject to increase for four quarters in certain situations in connection with material acquisitions.

On and as of the date hereof, the Company has not borrowed any funds under the Revolving Credit Agreement, but approximately $29 million of letters of credit have been issued under the Revolving Credit Agreement.

In addition to Citibank, N.A., as Administrative Agent and a Revolving Lender, the members of the syndicate include: Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, Morgan Stanley and JPMorgan Chase Bank, N.A., or their respective affiliates as Co-Syndication Agents, Joint Lead Arrangers, Joint Bookrunners and Revolving Lenders. In the ordinary course of their respective businesses, one or more of the Revolving Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into or may enter into in the future certain engagements with one or more Revolving Lenders or their affiliates relating to specific endeavors.

The foregoing descriptions of the Amended and Restated Term Loan Agreement, the Bridge Credit Agreement and the Revolving Credit Agreement do not purport to be complete (and, in the case of the Amended and Restated Term Loan Agreement, describe only the more significant amendments made to the Term Loan Agreement) and are qualified in their entirety by reference to the full text of the Amended and Restated Term Loan Agreement, the Bridge Credit Agreement and the Revolving Credit Agreement, which are filed as Exhibits 10.1,10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 1.01, 2.03 and 7.01 of this Current Report on Form 8-K are incorporated herein by reference.

Merger Consideration

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of Class A Common Stock, par value $0.0001 per share, of Roku (the “Roku Class A Common Stock”) and each share of Class B Common Stock, par value $0.0001 per share, of Roku (the “Roku Class B Common Stock,” and together with the Roku Class A Common Stock, the “Roku Common Stock”), issued and outstanding immediately prior to the Effective Time (other than treasury shares, shares held by FOX, Roku or any of their direct or indirect wholly owned subsidiaries, and shares as to which appraisal rights have been properly exercised, and not withdrawn or otherwise lost, in accordance with Delaware law (“Dissenting Shares”)) was converted into the right to receive (i) 0.9799 of a share (the “Exchange Ratio”) of Class A Common Stock, par value $0.01 per share, of FOX (the “FOX Class A Common Stock”), and (ii) $95.30 in cash, without interest (the “Per Share Cash Amount”), after giving effect to the adjustment to the Exchange Ratio and Per Share Cash Amount in the Merger Agreement to account for Dissenting Shares ((i) and (ii), collectively, the “Merger Consideration”), subject to applicable withholding taxes. No fractional shares of FOX Class A Common Stock are being issued in the Mergers and Roku stockholders became entitled to receive cash in lieu of any fractional shares as specified in the Merger Agreement.

FOX will issue approximately 144.5 million shares of FOX Class A Common Stock and pay aggregate cash consideration of approximately $14.1 billion to former Roku stockholders in connection with the Mergers, exclusive of shares issuable and cash payable in connection with outstanding vested or converted Roku equity awards and Dissenting Shares.

Treatment of Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each outstanding equity award with respect to Roku Common Stock was treated as follows:

•

each Roku restricted stock unit (a “Roku RSU”) that was outstanding and vested as of immediately prior to the Effective Time was cancelled and converted into the right to receive, without interest and subject to deduction for any required withholding, the Merger Consideration in respect of each share of Roku Common Stock that was subject to such restricted stock unit immediately prior to the Effective Time;

•	each Roku RSU outstanding immediately prior to the Effective Time that was not vested (each, an “Unvested Roku RSU”) was cancelled and converted into the right to receive:

•

an award (a “Converted RSU Cash Award”) that will provide the holder with the right to receive a payment in respect of each share of Roku Common Stock that was subject to the applicable Unvested Roku RSU immediately prior to the Effective Time in an amount equal to $95.30. Each Converted RSU Cash Award will be subject to the same vesting schedule (and any contractual acceleration rights) that was applicable to such Unvested Roku RSU immediately prior to the Effective Time. Payment of Converted RSU Cash Awards may be made in the form of cash or FOX Class A Common Stock, or a combination thereof, as determined by FOX in its sole discretion, with the value of the FOX Class A Common Stock being based on the closing trading price of the FOX Class A Common Stock on Nasdaq on the last trading day immediately prior to the applicable payment date; and

•

an award of FOX restricted stock units (a “Converted RSU Equity Award”) that will provide the holder with the right to receive a number of shares of FOX Class A Common Stock equal to the product of (rounded to the nearest whole number of shares): (i) the number of shares of Roku Common Stock subject to the applicable Unvested Roku RSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio. Each Converted RSU Equity Award will be subject to the terms and conditions of the FOX Stock Plan (as defined below), except that the applicable vesting schedule and any contractual acceleration rights that would have otherwise applied to the corresponding Unvested Roku RSU will apply to such Converted RSU Equity Award;

•

each option to purchase shares of Roku Common Stock (a “Roku Option”) that was outstanding, vested and in-the-money as of immediately prior to the Effective Time was cancelled as of immediately prior to the Effective Time and converted into the right to receive, without interest and subject to deduction for any required withholding, the Merger Consideration, reduced by the applicable per share exercise price (which will be paid in the same proportion of FOX Class A Common Stock and cash as the Merger Consideration);

•	each Roku Option that was outstanding, unexercised and out-of-the-money as of immediately prior to the Effective Time was cancelled as of the Effective Time for no consideration; and

•	each Roku Option that was unvested and outstanding immediately prior to the Effective Time (each, an “Unvested Roku Option”) was cancelled and converted into the right to receive:

•

an award (a “Converted Option Cash Award”) that will provide the holder with the right to receive a payment in respect of each share of Roku Common Stock subject to the applicable Unvested Roku Option immediately prior to the Effective Time in an amount equal to (i) $95.30 minus (ii) the product of (x) the applicable exercise price per share of such Unvested Roku Option and (y) 60%. Each Converted Option Cash Award will be subject to the same vesting schedule (and any contractual acceleration rights) that was applicable to such Unvested Roku Option immediately prior to the Effective Time. Payment of Converted Option Cash Awards may be made in the form of cash or FOX Class A Common Stock, or a combination thereof, as determined by FOX in its sole discretion, with the value of the FOX Class A Common Stock being based on the closing trading price of the FOX Class A Common Stock on the last trading day immediately prior to the payment date; and

•

a substitute stock option award (a “Converted Option Equity Award”) that will provide the holder with the right to purchase a number of shares of FOX Class A Common Stock under the FOX Stock Plan equal to the product of (rounded down to the nearest whole number of shares): (i) the number of shares of Roku Common Stock subject to the corresponding Unvested Roku Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with an exercise price per share (rounded up to the nearest whole cent) equal to: (x) the exercise price per share applicable to such Unvested Roku Option immediately prior to the Effective Time divided by (y) the Exchange Ratio, multiplied by (z) 40%. Each Converted Option Equity Award will be subject to the terms and conditions of the FOX Stock Plan, except that the applicable vesting schedule and any contractual acceleration rights that would otherwise have applied to the applicable Unvested Roku Option immediately prior to the Effective Time will apply to such Converted Option Equity Award.

The foregoing description of the Mergers, the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to FOX’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2026, and is incorporated herein by reference in this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

In connection with the Closing and pursuant to the terms of the Merger Agreement, the board of directors of the Company (the “Board”) increased the size of the Board to eight (8) directors, effective as of immediately following the Effective Time, and appointed Anthony Wood, the former Chairman, President and Chief Executive Officer of Roku, to the newly created vacancy, effective as of immediately following the Effective Time. Other than the foregoing, there are no arrangements or understandings between Mr. Wood and any other persons pursuant to which Mr. Wood was selected as a director.

Following the Closing, Mr. Wood will serve as Co-Chair FOX Digital Platforms. His compensatory arrangements have not been determined at this time. Mr. Wood will not receive compensation for his service as a director. Other than the foregoing, Mr. Wood is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Wood has no family relationship with the Company’s directors or executive officers.

Amendment to Shareholder Alignment Plan

In connection with the Closing, the Board adopted the first amendment (the “SAP Amendment”) to the FOX Corporation 2019 Shareholder Alignment Plan (as amended, the “FOX Stock Plan”), which amendment became effective as of the Effective Time.

The SAP Amendment provides that the shares that remained available for future issuance under Roku’s pre-existing equity compensation plan (which was previously approved by Roku stockholders and not adopted in contemplation of the Mergers) as of immediately prior to the Effective Time, as converted into shares of FOX Class A Common Stock to reflect the transactions under the Merger Agreement, may be used for awards under the FOX Stock Plan as a separate share reserve in addition to, and that will not reduce, the shares otherwise authorized for grant under the FOX Stock Plan, subject to the limitations set forth in the SAP Amendment in accordance with Nasdaq Listing Rule 5635(c) and IM-5635-1. Such limitations include that awards utilizing such assumed share reserve (i) are not granted to any individual who was an employee of FOX or any of its affiliates (excluding, for this purpose, Roku and its subsidiaries) as of the Effective Time, (ii) may not be granted on or after January 1, 2034, and (iii) may not be granted as incentive stock options.

The foregoing description of the SAP Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the SAP Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 6, 2026, the Company issued a press release announcing the consummation of the transaction between FOX and Roku. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b)	Pro-Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 14, 2026, by and among FOX Corporation, Falcon Merger Sub 1, Inc., Falcon Merger Sub 2, LLC, and Roku, Inc. (incorporated by reference to Exhibit 2.1 to FOX Corporation’s Current Report on Form 8-K filed with the SEC on June 15, 2026).*

10.1	Amended and Restated Term Loan Credit Agreement, dated as of November 5, 2026, by and among FOX Corporation, as Borrower, the initial lenders named therein, and Morgan Stanley Senior Funding, Inc., as administrative agent.*

10.2	Bridge Credit Agreement, dated as of November 5, 2026, by and among FOX Corporation, as Borrower, the initial lenders named therein, and Morgan Stanley Senior Funding, Inc., as administrative agent.*

10.3	Credit Agreement, dated as of November 6, 2026, by and among Fox Corporation, as Borrower, the initial lenders named therein, the initial issuing banks named therein, and Citibank, N.A., as administrative agent.*

10.4	First Amendment to the FOX Corporation 2019 Shareholder Alignment Plan.

99.1	Press Release issued by FOX Corporation, dated November 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Adam G. Ciongoli
Name:	Adam G. Ciongoli
Title:	Chief Legal & Policy Officer

November 6, 2026